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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest events reported): March 18, 2004
                  Amendment to Form 8-K dated February 11, 2004

                           EDGEWATER TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)



            Delaware                  0-20971                  71-0788538
(State of other jurisdiction of (Commission File Number)  (I.R.S. Employer
          incorporation)                                  Identification No.)

         20 Harvard Mill Square
         Wakefield, Massachusetts                                  01880
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (781) 246-3343

Item 12. Results of Operations and Financial Condition.

On February 11, 2004, Edgewater Technology, Inc. (the "Company") reported its results of operations for its fourth quarter ended December 31, 2003 and the full year 2003 (the "Earnings Announcement"), which included a $7.4 million accrual (the "Tax Accrual") to discontinued operations for IRS assessments related to the Company's former staffing businesses (the "Tax Assessment"). On March 18, 2004, the Company announced that it successfully resolved a significant portion of the Tax Assessment, it would reverse $6.4 million of the Tax Accrual, and it therefore was revising the fourth quarter and year-end 2003 results that were previously announced in the Earnings Announcement (the "Revision"). A copy of the press release issued by the Company concerning the Revision is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained herein and in the accompanying exhibit is being "furnished," as opposed to being "filed" pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be incorporated hereafter by reference into any filing of the Company, where made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit incorporated hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           EDGEWATER TECHNOLOGY, INC.





Dated: March 18, 2004                           By:  /s/ Kevin R.Rhodes
                                                 ----------------------

                                                Kevin R. Rhodes
                                                Chief Financial Officer



                           INDEX TO FURNISHED EXHIBIT



Exhibit
Number        Description
------        -----------

99.1          Edgewater Technology, Inc. Press Release dated March 18, 2004.





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